
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JP
REALTY, INC. FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2000 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000             DEC-31-1999
<PERIOD-END>                               SEP-30-2000             SEP-30-1999
<CASH>                                        $ 10,137                $  7,729
<SECURITIES>                                         0                       0
<RECEIVABLES>                                        0<F1>                   0<F1>
<ALLOWANCES>                                         0<F1>                   0<F1>
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                     0<F2>                   0<F2>
<PP&E>                                               0<F1>                   0<F1>
<DEPRECIATION>                                       0<F1>                   0<F1>
<TOTAL-ASSETS>                                 783,592                 758,056
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                             2                       2
<OTHER-SE>                                           0                       0
<TOTAL-LIABILITY-AND-EQUITY>                   783,592                 758,056
<SALES>                                              0                       0
<TOTAL-REVENUES>                               102,353                  94,848
<CGS>                                                0                       0
<TOTAL-COSTS>                                        0                       0
<OTHER-EXPENSES>                                55,670<F3>              50,799<F4>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              22,952                  21,023
<INCOME-PRETAX>                                      0                       0
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                                  0                       0
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                     80                     801
<CHANGES>                                            0                       0
<NET-INCOME>                                    15,149                  16,085
<EPS-BASIC>                                      $0.93                   $0.65
<EPS-DILUTED>                                    $0.93                   $0.65

<F1>The Company utilizes a condensed balance sheet format for 10-Q reporting.
Amounts are included in Other Assets.
<F2>The financial statements reflect an unclassifed balance sheet due to the nature of the Company's industry - Real Estate Investment Trust.
<F3>Amount is comprised of $78,622 of expenses less interest expense of $22,952 reflected elsewhere in this Financial Data Schedule.
<F4>Amount is comprised of $71,822 of expenses less interest expense of $21,023 reflected elsewhere in this Financial Data Schedule.


